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                                                                    Exhibit 23.2





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-48952 of Manugistics Group, Inc. of our report dated March 23, 2000, appearing in the Annual Report on Form 10-K of Manugistics Group, Inc. for the year ended February 29, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
McLean, Virginia



November 17, 2000